SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549

                      _____________________

                            FORM 8-K

                         CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 6, 1996

             Golden Books Family Entertainment, Inc.
       (Exact Name of Registrant as Specified in Charter)


        Delaware                 0-14399            06-1104930
(State or Other Jurisdiction   (Commission        (IRS Employer
   of Incorporation)           File Number)    Identification No.)


       850 Third Avenue, New York, New York         10022
      (Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code:(212) 753-8500


  (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

            On September 6, 1996, the Company announced the completion of the sale to a subsidiary of Hallmark Cards, Incorporated of 2,356,198 shares of common stock of the Company for $25 million.
This sale represents the completion of the first step in the Company's strategic relationship with Hallmark.

            As previously announced, the Company is discussing with Hallmark (i) a further $25 million investment by Hallmark in common stock of the Company and (ii) the terms of its strategic alliance with Hallmark and anticipate finalizing these arrangements by year end.

            The complete text of the press release issued by the Company is attached hereto as an exhibit and is hereby incorporated by reference in its entirety to this item.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          c.   Exhibits

               99.1  Press Release, dated September 6, 1996

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.



Dated:  September 16, 1996               By:  /s/ Philip E. Rowley
                                              Philip E. Rowley
                                              Chief Financial Officer and
                                              Executive Vice President